UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2005

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices) (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1:01                                      Entry into a Material Definitive Agreement

All actions as described below were the result of recommendations by the Company’s Compensation Committee to the independent members of the Company’s Board of Directors, with said independent members meeting in Executive Session thereafter and formally adopting said recommendations with such modifications as they deemed appropriate.  Hereafter the term “Committee” references said procedure.

On March 7, 2005, the Committee, meeting in Executive Session, took the following actions related to:  adoption of the Company’s Cash Incentive Plan; adoption of performance metrics for 2005 cash incentive compensation (payable in 2006) under the Company’s Cash Incentive Plan; and awards of restricted stock under the Company’s 2002 Incentive Stock Plan.  Said Cash Incentive Plan as so adopted is filed herewith as described in Item 9.01 hereof.

The Company’s Cash Incentive Plan provides for annual variable cash compensation to Executive Officers selected by the Committee.  This Committee determines a percentage of annual compensation for each of the included Executive Officers to establish the amount available for payment under this Plan based on objective and/or subjective performance measures pre-determined by the Committee for the year.  The Committee approves payments, if any, after the end of the performance year.

Cash Incentive Compensation

On March 7, 2005, the Committee adopted performance metrics for 2005 cash incentive compensation (payable in 2006) under the Company’s Cash Incentive Plan.  For Messrs. Ervin, Simons, Rich, Colvin and Tifft, the cash incentive compensation metrics included (i) a corporate performance factor based on earnings before interest, taxes and depreciation, either at a Company-wide level or the particular departments for which they are responsible, (ii) a performance factor based on working capital as a percentage of sales, and (iii) performance factors based on certain identified programs, which programs may be modified and added to throughout the year.  The Committee established target percentages for cash incentive compensation as a percent of salary, including retention bonuses, if any.  For Messrs. Ervin, Simons, Rich, Colvin and Tifft, the target percentages are 80%, 60%, 50%, 40% and 30% of salary.

Incentive Stock Plan

On March 7, 2005, the Committee approved, pursuant to the Company’s 2002 Incentive Stock Plan, restricted stock grants subject to a six-year vesting schedule.  46,000 restricted stock shares were awarded to the five executive officers, subject to transfer and lapse of time restrictions through March 6, 2011.  These awards are listed in the table below.

2005
Restricted
Executive Officer	Stock Awards(1)
J. Patrick Ervin Chairman of the Board, Chief Executive Officer and President	21,500

Richard L. Simons Executive Vice President and Chief Financial Officer	9,500

Douglas G. Rich Vice President – General Manager – U.S. Machine Division	6,500

Joseph T. Colvin Vice President – General Manager – Workholding Operations	5,000

Douglas C. Tifft Senior Vice President – Administration	3,500

(1)                                  Shares awarded are restricted through March 6, 2011

Item 9.01                                                                                                 Exhibits

(c)                                  Exhibits.                                                   The following exhibit is furnished herewith:

10.1                                                                           Hardinge Inc. Cash Incentive Plan

The 2002 Hardinge Inc. Incentive Stock Plan is incorporated by reference from the Registrant’s Form 10-Q for the quarter ended June 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: March 10, 2005	By:	/s/ RICHARD L. SIMONS
Richard L. Simons Executive Vice President and Chief Financial Officer